Exhibit 15

February 3, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 1, 2019, August 2, 2019 and November 5, 2019 on our reviews of interim financial information of Arconic Inc., which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP